Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 28, 2011 relating to the consolidated financial statements and schedule of Valeant Pharmaceuticals International, Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ERNST & YOUNG LLP
Toronto, Canada	Chartered Accountants
June 7, 2013	Licensed Public Accountants